UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cambria ETF Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (IRS Employer Identification No.)
2321 Rosecrans Avenue, Suite 3225 El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Cambria Sovereign High Yield Bond ETF	NYSE Arca, Inc.	47-4313398

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-180879

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 18 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission on August 27, 2015 (Securities Act file number 333-180879 and Investment Company Act file number 811-22704), which is incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Trust Instrument, as adopted September 9, 2011, is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No 10 to the Registrant’s Registration Statement on Form N-1A (File No. 333-180879), as filed with the SEC via EDGAR Accession No. 0001398344-14-001417 on March 4, 2014.

B.	Registrant’s By-Laws, as adopted September 9, 2011, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-18087), as filed with the SEC via EDGAR Accession No. 0000898432-12-000511 on April 23, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMBRIA ETF TRUST

Date: February 22, 2016	By:	/s/ Eric W. Richardson
Eric W. Richardson
President and Trustee